P R E S S R E L E A S E
Vornado Announces Fourth Quarter 2023 Financial Results
New York City | February 12, 2024
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended December 31, 2023 Financial Results
NET LOSS attributable to common shareholders for the quarter ended December 31, 2023 was $61,013,000, or $0.32 per diluted share, compared to $493,280,000, or $2.57 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended December 31, 2023 was $8,040,000, or $0.04 per diluted share, and $19,954,000, or $0.10 per diluted share for the quarter ended December 31, 2022.
Net loss attributable to common shareholders for the quarter ended December 31, 2023 included $72,664,000 of impairment losses on certain of our real estate assets, which were primarily attributable to shortened hold period assumptions.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended December 31, 2023 was $121,105,000, or $0.62 per diluted share, compared to $176,465,000, or $0.91 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended December 31, 2023 was $123,751,000, or $0.63 per diluted share, and $139,041,000, or $0.72 per diluted share for the quarter ended December 31, 2022.
Year Ended December 31, 2023 Financial Results
NET INCOME attributable to common shareholders for the year ended December 31, 2023 was $43,378,000, or $0.23 per diluted share, compared to net loss attributable to common shareholders of $408,615,000, or $2.13 per diluted share, for the year ended December 31, 2022. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the year ended December 31, 2023 was $51,286,000, or $0.27 per diluted share, and $126,468,000, or $0.66 per diluted share, for the year ended December 31, 2022.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the year ended December 31, 2023 was $503,792,000, or $2.59 per diluted share, compared to $638,928,000, or $3.30 per diluted share, for the year ended December 31, 2022. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the year ended December 31, 2023 was $508,151,000, or $2.61 per diluted share, and $608,892,000, or $3.15 per diluted share, for the year ended December 31, 2022.

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The following table reconciles net (loss) income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income attributable to common shareholders	$(61,013)	$(493,280)	$43,378	$(408,615)
Per diluted share	$(0.32)	$(2.57)	$0.23	$(2.13)

Certain expense (income) items that impact net (loss) income attributable to common shareholders:
Real estate impairment losses on wholly owned and partially owned assets	$72,664	$595,488	$73,289	$595,488
Our share of (income) loss from real estate fund investments	(13,638)	463	(14,379)	(1,671)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	(5,786)	(29,773)	(11,959)	(35,858)
Credit losses on investments	8,269	—	8,269	—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,526	3,482	11,722	13,665
Change in deferred tax assets related to taxable REIT subsidiaries	1,926	(2,971)	(188)	(4,304)
Net gain on contribution of Pier 94 leasehold interest to joint venture	—	—	(35,968)	—
After-tax net gain on sale of The Armory Show	—	—	(17,076)	—
Our share of Alexander's, Inc. ("Alexander's") gain on sale of Rego Park III land parcel	—	—	(16,396)	—
Other	8,252	(15,198)	10,530	8,053
	75,213	551,491	7,844	575,373
Noncontrolling interests' share of above adjustments and assumed conversion of dilutive potential common shares	(6,160)	(38,257)	64	(40,290)
Total of certain expense (income) items that impact net (loss) income attributable to common shareholders	$69,053	$513,234	$7,908	$535,083
Per diluted share (non-GAAP)	$0.36	$2.67	$0.04	$2.79

Net income attributable to common shareholders, as adjusted (non-GAAP)	$8,040	$19,954	$51,286	$126,468
Per diluted share (non-GAAP)	$0.04	$0.10	$0.27	$0.66

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$121,105	$176,465	$503,792	$638,928
Per diluted share (non-GAAP)	$0.62	$0.91	$2.59	$3.30

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
Our share of (income) loss from real estate fund investments	$(13,638)	$463	$(14,379)	$(1,671)
After-tax net gain on sale of 220 CPS condominium units and ancillary amenities	(5,786)	(29,773)	(11,959)	(35,858)
Credit losses on investments	8,269	—	8,269	—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,526	3,482	11,722	13,665
Change in deferred tax assets related to taxable REIT subsidiaries	1,926	(2,971)	(188)	(4,304)
Other	8,543	(11,415)	11,231	(4,108)
	2,840	(40,214)	4,696	(32,276)
Noncontrolling interests' share of above adjustments	(194)	2,790	(337)	2,240
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$2,646	$(37,424)	$4,359	$(30,036)
Per diluted share (non-GAAP)	$0.01	$(0.19)	$0.02	$(0.15)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$123,751	$139,041	$508,151	$608,892
Per diluted share (non-GAAP)	$0.63	$0.72	$2.61	$3.15
________________________________
(1)See page 12 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2023 and 2022.
FFO, as Adjusted Bridge - Q4 2023 vs. Q4 2022
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2022 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2023:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months December 31, 2022	$139.0	$0.72

(Decrease) increase in FFO, as adjusted due to:
Development fee pool bonus expense	(6.4)
Stock compensation expense for the June 2023 grant	(6.0)
Prior period accrual adjustments related to changes in the tax assessed value of THE MART	(4.8)
FFO from sold properties	(2.9)
Change in interest expense, net of interest income	1.9
Other, net	2.1
	(16.1)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	0.9
Net decrease	(15.2)	(0.09)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2023	$123.8	$0.63
See page 12 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2023 and 2022. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Dividends/Share Repurchase Program:
On December 5, 2023, Vornado’s Board of Trustees declared a dividend of $0.30 per common share. Together with the $0.375 per share common dividend already paid in the first quarter of 2023, this resulted in an aggregate 2023 common dividend of $0.675 per common share. We anticipate that our common share dividend policy for 2024 will be to pay one common share dividend in the fourth quarter.
On April 26, 2023, our Board of Trustees authorized the repurchase of up to $200,000,000 of our outstanding common shares under a newly established share repurchase program.
During the year ended December 31, 2023, we repurchased 2,024,495 common shares for $29,143,000 at an average price per share of $14.40. As of December 31, 2023, $170,857,000 remained available and authorized for repurchases.
350 Park Avenue:
On January 24, 2023, we and the Rudin family (“Rudin”) completed agreements with Citadel Enterprise Americas LLC (“Citadel”) and with an affiliate of Kenneth C. Griffin, Citadel’s Founder and CEO (“KG”), for a series of transactions relating to 350 Park Avenue and 40 East 52nd Street.
Pursuant to the agreements, Citadel master leases 350 Park Avenue, a 585,000 square foot Manhattan office building, on an “as is” basis for ten years, with an initial annual net rent of $36,000,000. Per the terms of the lease, no tenant allowance or free rent was provided. Citadel has also master leased Rudin’s adjacent property at 40 East 52nd Street (390,000 square feet).
In addition, we entered into a joint venture with Rudin (the “Vornado/Rudin JV”) which was formed to purchase 39 East 51st Street. Upon formation of the KG joint venture described below, 39 East 51st Street will be combined with 350 Park Avenue and 40 East 52nd Street to create a premier development site (collectively, the “Site”). On June 20, 2023, the Vornado/Rudin JV completed the purchase of 39 East 51st Street for $40,000,000, which was funded on a 50/50 basis by Vornado and Rudin.
From October 2024 to June 2030, KG will have the option to either:
•acquire a 60% interest in a joint venture with the Vornado/Rudin JV that would value the Site at $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin) and build a new 1,700,000 square foot office tower (the “Project”) pursuant to East Midtown Subdistrict zoning with the Vornado/Rudin JV as developer. KG would own 60% of the joint venture and the Vornado/Rudin JV would own 40% (with Vornado owning 36% and Rudin owning 4% of the joint venture along with a $250,000,000 preferred equity interest in the Vornado/Rudin JV).
◦at the joint venture formation, Citadel or its affiliates will execute a pre-negotiated 15-year anchor lease with renewal options for approximately 850,000 square feet (with expansion and contraction rights) at the Project for its primary office in New York City;
◦the rent for Citadel’s space will be determined by a formula based on a percentage return (that adjusts based on the actual cost of capital) on the total Project cost;
◦the master leases will terminate at the scheduled commencement of demolition;
•or, exercise an option to purchase the Site for $1.4 billion ($1.085 billion to Vornado and $315,000,000 to Rudin), in which case the Vornado/Rudin JV would not participate in the new development.
Further, the Vornado/Rudin JV will have the option from October 2024 to September 2030 to put the Site to KG for $1.2 billion ($900,000,000 to Vornado and $300,000,000 to Rudin). For ten years following any put option closing, unless the put option is exercised in response to KG’s request to form the joint venture or KG makes a $200,000,000 termination payment, the Vornado/Rudin JV will have the right to invest in a joint venture with KG on the terms described above if KG proceeds with development of the Site.

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Sunset Pier 94 Studios Joint Venture:
On August 28, 2023, we, together with Hudson Pacific Properties and Blackstone Inc., formed a joint venture (“Pier 94 JV”) to develop a 266,000 square foot purpose-built studio campus at Pier 94 in Manhattan (“Sunset Pier 94 Studios”). In connection therewith:
•We contributed our Pier 94 leasehold interest to the joint venture in exchange for a 49.9% common equity interest and an initial capital account of $47,944,000, comprised of (i) the $40,000,000 value of our Pier 94 leasehold interest contribution and (ii) a $7,994,000 credit for pre-development costs incurred. Hudson Pacific Properties (“HPP”) and Blackstone Inc. (together, “HPP/BX”) received an aggregate 50.1% common equity interest in Pier 94 JV and an initial capital account of $22,976,000 in exchange for (i) a $15,000,000 cash contribution upon the joint venture’s formation and (ii) a $7,976,000 credit for pre-development costs incurred. HPP/BX will fund 100% of cash contributions until such time that its capital account is equal to Vornado’s, after which equity will be funded in accordance with each partner’s respective ownership interest.
•The lease of Pier 94 with the City of New York was amended and restated to allow for the contribution to Pier 94 JV and to remove Pier 92 from the lease’s demised premises. The amended and restated lease expires in 2060 with five 10-year renewal options.
•Pier 94 JV closed on a $183,200,000 construction loan facility ($100,000 outstanding as of December 31, 2023) which bears interest at SOFR plus 4.75% and matures in September 2025, with one one-year as-of-right extension option and two one-year extension options subject to certain conditions. VRLP and the other partners provided a joint and several completion guarantee.
The development cost of the project is estimated to be $350,000,000, which will be funded with $183,200,000 of construction financing (described above) and $166,800,000 of equity contributions. Our share of equity contributions will be funded by (i) our $40,000,000 Pier 94 leasehold interest contribution and (ii) $34,000,000 of cash contributions, which are net of an estimated $9,000,000 for our share of development fees and reimbursement for overhead costs incurred by us.
Upon contribution of the Pier 94 leasehold, we recognized a $35,968,000 net gain primarily due to the step-up of our retained investment in the leasehold interest to fair value. The net gain was included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income for the year ended December 31, 2023.
Dispositions:
Alexander's
On May 19, 2023, Alexander's completed the sale of the Rego Park III land parcel, located in Queens, New York, for $71,060,000, inclusive of consideration for Brownfield tax benefits and reimbursement of costs for plans, specifications and improvements to date. As a result of the sale, we recognized our $16,396,000 share of the net gain and received a $711,000 sales commission from Alexander’s, of which $250,000 was paid to a third-party broker.
The Armory Show
On July 3, 2023, we completed the sale of The Armory Show, located in New York, for $24,410,000, subject to certain post-closing adjustments, and realized net proceeds of $22,489,000. In connection with the sale, we recognized a net gain of $20,181,000 which is included in “net gains on disposition of wholly owned and partially owned assets” on our consolidated statements of income.
Manhattan Retail Properties Sale
On August 10, 2023, we completed the sale of four Manhattan retail properties located at 510 Fifth Avenue, 148–150 Spring Street, 443 Broadway and 692 Broadway for $100,000,000 and realized net proceeds of $95,450,000. In connection with the sale, we recognized an impairment loss of $625,000 which is included in “impairment losses, transaction related costs and other” on our consolidated statements of income.
220 CPS
During the year ended December 31, 2023, we closed on the sale of two condominium units at 220 CPS for net proceeds of $24,484,000 resulting in a financial statement net gain of $14,127,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,168,000 of income tax expense was recognized on our consolidated statements of income.

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Financings:
150 West 34th Street
On January 9, 2023, our $105,000,000 participation in the $205,000,000 mortgage loan on 150 West 34th Street was repaid, which reduced “other assets” and “mortgages payable, net” on our consolidated balance sheets by $105,000,000.
On October 4, 2023, we completed a $75,000,000 refinancing of 150 West 34th Street, of which $25,000,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.15% and matures in February 2025, with three one-year as-of-right extension options and an additional one-year extension option available subject to satisfying a loan-to-value test. The interest rate on the loan is subject to an interest rate cap arrangement with a SOFR strike rate of 5.00%, which matures in February 2026. The loan replaces the previous $100,000,000 loan, which bore interest at SOFR plus 1.86%.
697-703 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 14, 2023, the Fifth Avenue and Times Square JV completed a restructuring of the 697-703 Fifth Avenue $421,000,000 non-recourse mortgage loan, which matured in December 2022. The restructured $355,000,000 loan, which had its principal reduced through an application of property-level reserves and funds from the partners, was split into (i) a $325,000,000 senior note, which bears interest at SOFR plus 2.00%, and (ii) a $30,000,000 junior note, which accrues interest at a fixed rate of 4.00%. The restructured loan matures in March 2028, as fully extended. Any amounts funded for future re-leasing of the property will be senior to the $30,000,000 junior note.
512 West 22nd Street
On June 28, 2023, a joint venture, in which we have a 55% interest, completed a $129,250,000 refinancing of 512 West 22nd Street, a 173,000 square foot Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.00% in year one and SOFR plus 2.35% thereafter. The loan matures in June 2025 with a one-year extension option subject to debt service coverage ratio, loan-to-value and debt yield requirements. The loan replaces the previous $137,124,000 loan that bore interest at LIBOR plus 1.85% and had an initial maturity of June 2023. In addition, the joint venture entered into the interest rate cap arrangement detailed in the table below.
825 Seventh Avenue
On July 24, 2023, a joint venture, in which we have a 50% interest, completed a $54,000,000 refinancing of the office condominium of 825 Seventh Avenue, a 173,000 square foot Manhattan office and retail building. The interest-only loan bears a rate of SOFR plus 2.75%, with a 30 basis point reduction available upon satisfaction of certain leasing conditions, and matures in January 2026. The loan replaces the previous $60,000,000 loan that bore interest at LIBOR plus 2.35% and was scheduled to mature in July 2023.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the year ended December 31, 2023:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
555 California Street (effective 05/24)	$840,000	6.03%	05/26	S+205
PENN 11 (effective 03/24)(1)	250,000	6.34%	10/25	S+206
Unsecured term loan(2)	150,000	5.12%	07/25	S+129

		Index Strike Rate
Interest rate caps:
1290 Avenue of the Americas (70.0% interest)(3)	$665,000	1.00%	11/25	S+162
One Park Avenue (effective 3/24)	525,000	3.89%	03/25	S+122
640 Fifth Avenue (52.0% interest)	259,925	4.00%	05/24	S+111
731 Lexington Avenue office condominium (32.4% interest)	162,000	6.00%	06/24	Prime + 0
150 West 34th Street	75,000	5.00%	02/26	S+215
512 West 22nd Street (55.0% interest)	71,088	4.50%	06/25	S+200
________________________________
(1)The $500,000 mortgage loan is currently subject to a $500,000 interest rate swap with an all-in swapped rate of 2.22% and expires in March 2024. In January 2024, we entered into a forward swap arrangement for the remaining $250,000 balance of the $500,000 PENN 11 mortgage loan which is effective upon the March 2024 expiration of the current in-place swap. Together with the forward swap above, the loan will bear interest at an all-in swapped rate of 6.28% effective March 2024 through October 2025.
(2)In addition to the swap disclosed above, the unsecured term loan, which matures in December 2027, is subject to various interest rate swap arrangements that were entered into in prior periods. See page 34 of our Supplemental Operating and Financial Data package for additional information.
(3)In connection with the arrangement, we made a $63,100 up-front payment, of which $18,930 is attributable to noncontrolling interests.

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Leasing Activity:
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended December 31, 2023:
•840,000 square feet of New York Office space (475,000 square feet at share) at an initial rent of $100.33 per square foot and a weighted average lease term of 11.2 years. The changes in the GAAP and cash mark-to-market rent on the 449,000 square feet of second generation space were positive 3.9% and negative 9.4%, respectively. Tenant improvements and leasing commissions were $11.41 per square foot per annum, or 11.4% of initial rent.
•41,000 square feet of New York Retail space (39,000 square feet at share) at an initial rent of $131.01 per square foot and a weighted average lease term of 11.1 years. The changes in the GAAP and cash mark-to-market rent on the 19,000 square feet of second generation space were positive 63.5% and positive 55.4%, respectively. Tenant improvements and leasing commissions were $29.58 per square foot per annum, or 22.6% of initial rent.
•161,000 square feet at THE MART (all at share) at an initial rent of $49.89 per square foot and a weighted average lease term of 8.7 years. The changes in the GAAP and cash mark-to-market rent on the 132,000 square feet of second generation space were negative 0.5% and negative 5.7%, respectively. Tenant improvements and leasing commissions were $13.62 per square foot per annum, or 27.3% of initial rent.
For the Year Ended December 31, 2023:
•2,133,000 square feet of New York Office space (1,661,000 square feet at share) at an initial rent of $98.66 per square foot and a weighted average lease term of 10.0 years. The changes in the GAAP and cash mark-to-market rent on the 1,476,000 square feet of second generation space were positive 6.2% and negative 2.0%, respectively. Tenant improvements and leasing commissions were $7.44 per square foot per annum, or 7.5% of initial rent.
•299,000 square feet of New York Retail space (239,000 square feet at share) at an initial rent of $118.47 per square foot and a weighted average lease term of 6.5 years. The changes in the GAAP and cash mark-to-market rent on the 131,000 square feet of second generation space were positive 20.7% and positive 18.8%, respectively. Tenant improvements and leasing commissions were $21.90 per square foot per annum, or 18.5% of initial rent.
•337,000 square feet at THE MART (332,000 square feet at share) at an initial rent of $52.97 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 244,000 square feet of second generation space were negative 3.3% and negative 7.8%, respectively. Tenant improvements and leasing commissions were $11.44 per square foot per annum, or 21.6% of initial rent.
•10,000 square feet at 555 California Street (7,000 square feet at share) at an initial rent of $134.70 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 4,000 square feet of second generation space were positive 12.8% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $22.92 per square foot per annum, or 17.0% of initial rent.
Occupancy:

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of December 31, 2023	89.4%	90.7%	74.9%	79.2%	94.5%
Same Store Net Operating Income ("NOI") At Share:

	Total	New York	THE MART(1)	555 California Street
Same store NOI at share % (decrease) increase(2):
Three months ended December 31, 2023 compared to December 31, 2022	(1.6)%	0.4%	(32.5)%	8.9%
Year ended December 31, 2023 compared to December 31, 2022	0.4%	2.2%	(34.8)%	26.3%	(3)
Three months ended December 31, 2023 compared to September 30, 2023	0.5%	0.3%	(5.7)%	9.4%

Same store NOI at share - cash basis % (decrease) increase(2):
Three months ended December 31, 2023 compared to December 31, 2022	(1.0)%	2.0%	(34.0)%	3.4%
Year ended December 31, 2023 compared to December 31, 2022	0.6%	2.8%	(37.2)%	26.6%	(3)
Three months ended December 31, 2023 compared to September 30, 2023	2.6%	2.9%	(3.1)%	4.1%
____________________
(1)2022 includes prior period accrual adjustments related to changes in the tax-assessed value of THE MART.
(2)See pages 14 through 19 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(3)Includes our $14,103,000 share of the receipt of a tenant settlement, net of legal expenses.

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NOI At Share:
The elements of our New York and Other NOI at share for the three months and years ended December 31, 2023 and 2022 and the three months ended September 30, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2023
	2023	2022		2023	2022
NOI at share:
New York:
Office(1)	$182,769	$184,045	$183,919	$727,000	$718,686
Retail	47,378	50,083	46,559	188,561	205,753
Residential	5,415	4,978	5,570	21,910	19,600
Alexander's	12,013	9,489	9,586	40,098	37,469
Total New York	247,575	248,595	245,634	977,569	981,508
Other:
THE MART(2)	14,516	21,276	15,132	61,519	96,906
555 California Street(3)	18,125	16,641	16,564	82,965	65,692
Other investments	6,880	5,243	3,665	21,160	17,942
Total Other	39,521	43,160	35,361	165,644	180,540

NOI at share	$287,096	$291,755	$280,995	$1,143,213	$1,162,048
________________________________
See notes below.
NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three months and years ended December 31, 2023 and 2022 and the three months ended September 30, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2023
	2023	2022		2023	2022
NOI at share - cash basis:
New York:
Office(1)	$183,742	$182,648	$179,838	$726,914	$715,407
Retail	46,491	46,168	45,451	180,932	188,846
Residential	5,137	4,660	5,271	20,588	18,214
Alexander's	11,059	10,236	10,284	41,435	40,532
Total New York	246,429	243,712	240,844	969,869	962,999
Other:
THE MART(2)	15,511	23,163	15,801	62,579	101,912
555 California Street(3)	18,265	17,672	17,552	85,819	67,813
Other investments	7,012	5,052	3,818	21,569	18,344
Total Other	40,788	45,887	37,171	169,967	188,069

NOI at share - cash basis	$287,217	$289,599	$278,015	$1,139,836	$1,151,068
________________________________
(1)Includes Building Maintenance Services NOI of $6,424, $8,305, $7,752, $27,262 and $27,595, respectively, for the three months ended December 31, 2023 and 2022 and September 30, 2023 and the years ended December 31, 2023 and 2022.
(2)2022 includes prior period accrual adjustments related to changes in the tax-assessed value of THE MART.
(3)2023 includes our $14,103 share of the receipt of a tenant settlement, net of legal expenses.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 19

Active Development/Redevelopment Summary as of December 31, 2023:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$638,959	$111,041	2026	9.5%
Districtwide Improvements	N/A	100,000		47,424	52,576	N/A	N/A
Total PENN District		850,000	(1)	686,383	163,617

Sunset Pier 94 Studios (49.9% interest)(2)	266,000	125,000	(2)	7,994	117,006	2026	10.3%

Total Active Development Projects		$975,000		$694,377	$280,623
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget and excludes the $40,000 value of our contributed leasehold interest. $34,000 will be funded via cash contributions. See page 5 for further details.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 13, 2024 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 3199730. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions, including the timing and form of any dividend payments, and the amount and form of potential share repurchases and/or asset sales. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2023. Currently, some of the factors are the increased interest rates and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 19

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	December 31, 2023	December 31, 2022
ASSETS
Real estate, at cost:
Land	$2,436,221	$2,451,828	$(15,607)
Buildings and improvements	9,952,954	9,804,204	148,750
Development costs and construction in progress	1,281,076	933,334	347,742
Leasehold improvements and equipment	130,953	125,389	5,564
Total	13,801,204	13,314,755	486,449
Less accumulated depreciation and amortization	(3,752,827)	(3,470,991)	(281,836)
Real estate, net	10,048,377	9,843,764	204,613
Right-of-use assets	680,044	684,380	(4,336)
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	997,002	889,689	107,313
Restricted cash	264,582	131,468	133,114
Investments in U.S. Treasury bills	—	471,962	(471,962)
Total	1,261,584	1,493,119	(231,535)
Tenant and other receivables	69,543	81,170	(11,627)
Investments in partially owned entities	2,610,558	2,665,073	(54,515)
220 CPS condominium units ready for sale	35,941	43,599	(7,658)
Receivable arising from the straight-lining of rents	701,666	694,972	6,694
Deferred leasing costs, net	355,010	373,555	(18,545)
Identified intangible assets, net	127,082	139,638	(12,556)
Other assets	297,860	474,105	(176,245)
Total assets	$16,187,665	$16,493,375	$(305,710)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,688,020	$5,829,018	$(140,998)
Senior unsecured notes, net	1,193,873	1,191,832	2,041
Unsecured term loan, net	794,559	793,193	1,366
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	732,859	735,969	(3,110)
Accounts payable and accrued expenses	411,044	450,881	(39,837)
Deferred revenue	32,199	39,882	(7,683)
Deferred compensation plan	105,245	96,322	8,923
Other liabilities	311,132	268,166	42,966
Total liabilities	9,843,931	9,980,263	(136,332)
Redeemable noncontrolling interests	638,448	436,732	201,716
Shareholders' equity	5,509,064	5,839,728	(330,664)
Noncontrolling interests in consolidated subsidiaries	196,222	236,652	(40,430)
Total liabilities, redeemable noncontrolling interests and equity	$16,187,665	$16,493,375	$(305,710)

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 19

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenues	$441,886	$446,940	$1,811,163	$1,799,995

Net (loss) income	$(100,613)	$(525,002)	$32,888	$(382,612)
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	49,717	10,493	75,967	5,737
Operating Partnership	5,412	36,758	(3,361)	30,376
Net (loss) income attributable to Vornado	(45,484)	(477,751)	105,494	(346,499)
Preferred share dividends	(15,529)	(15,529)	(62,116)	(62,116)
Net (loss) income attributable to common shareholders	$(61,013)	$(493,280)	$43,378	$(408,615)

(Loss) income per common share - basic:
Net (loss) income per common share	$(0.32)	$(2.57)	$0.23	$(2.13)
Weighted average shares outstanding	190,361	191,831	191,005	191,775

(Loss) income per common share - diluted:
Net (loss) income per common share	$(0.32)	$(2.57)	$0.23	$(2.13)
Weighted average shares outstanding	190,361	191,831	191,856	191,775

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$121,105	$176,465	$503,792	$638,928
Per diluted share (non-GAAP)	$0.62	$0.91	$2.59	$3.30

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$123,751	$139,041	$508,151	$608,892
Per diluted share (non-GAAP)	$0.63	$0.72	$2.61	$3.15

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	195,291	194,080	194,324	193,570
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,			For the Year Ended December 31,
	2023		2022	2023		2022
Net (loss) income attributable to common shareholders	$(61,013)		$(493,280)	$43,378		$(408,615)
Per diluted share	$(0.32)		$(2.57)	$0.23		$(2.13)

FFO adjustments:
Depreciation and amortization of real property	$98,085		$121,900	$385,608		$456,920
Real estate impairment losses	22,206	(1)	19,098	22,831	(1)	19,098
Net gains on sale of real estate	—		(30,397)	(53,305)		(58,751)
Proportionate share of adjustments to equity in net (loss) income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	27,188		32,243	108,088		130,647
Net gain on sale of real estate	—		—	(16,545)		(169)
Real estate impairment losses	50,458	(2)	576,390	50,458	(2)	576,390
	197,937		719,234	497,135		1,124,135
Noncontrolling interests' share of above adjustments	(16,207)		(49,894)	(38,363)		(77,912)
FFO adjustments, net	$181,730		$669,340	$458,772		$1,046,223

FFO attributable to common shareholders	$120,717		$176,060	$502,150		$637,608
Impact of assumed conversion of dilutive convertible securities	388		405	1,642		1,320
FFO attributable to common shareholders plus assumed conversions	$121,105		$176,465	$503,792		$638,928
Per diluted share	$0.62		$0.91	$2.59		$3.30

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	190,361		191,831	191,005		191,775
Effect of dilutive securities:
Convertible securities	2,073		2,182	2,468		1,545
Share-based payment awards	2,857		67	851		250
Denominator for FFO per diluted share	195,291		194,080	194,324		193,570
__________________________________________
(1)Net of $22,176 attributable to noncontrolling interests.
(2)Includes a $21,114 impairment loss on advances made for our interest in a joint venture, resulting from a decline in the value of the underlying building.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three months and years ended December 31, 2023 and 2022 and the three months ended September 30, 2023.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2023
	2023	2022		2023	2022
Net (loss) income	$(100,613)	$(525,002)	$59,570	$32,888	$(382,612)
Depreciation and amortization expense	110,197	133,871	110,349	434,273	504,502
General and administrative expense	46,040	31,439	35,838	162,883	133,731
Impairment losses, transaction related costs and other	49,190	26,761	813	50,691	31,722
Loss (income) from partially owned entities	33,518	545,126	(18,269)	(38,689)	461,351
Loss (income) from real estate fund investments	72	1,880	(1,783)	(1,590)	(3,541)
Interest and other investment income, net	(5,905)	(10,587)	(12,934)	(41,697)	(19,869)
Interest and debt expense	87,695	88,242	88,126	349,223	279,765
Net gains on disposition of wholly owned and partially owned assets	(6,607)	(65,241)	(56,136)	(71,199)	(100,625)
Income tax expense	8,374	6,974	11,684	29,222	21,660
NOI from partially owned entities	74,819	77,221	72,100	285,761	305,993
NOI attributable to noncontrolling interests in consolidated subsidiaries	(9,684)	(18,929)	(8,363)	(48,553)	(70,029)
NOI at share	287,096	291,755	280,995	1,143,213	1,162,048
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	121	(2,156)	(2,980)	(3,377)	(10,980)
NOI at share - cash basis	$287,217	$289,599	$278,015	$1,139,836	$1,151,068
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2023 compared to December 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2023	$287,096	$247,575	$14,516	$18,125	$6,880
Less NOI at share from:
Dispositions	31	21	10	—	—
Development properties	(6,884)	(6,884)	—	—	—
Other non-same store income, net	(7,480)	(600)	—	—	(6,880)
Same store NOI at share for the three months ended December 31, 2023	$272,763	$240,112	$14,526	$18,125	$—

NOI at share for the three months ended December 31, 2022	$291,755	$248,595	$21,276	$16,641	$5,243
Less NOI at share from:
Dispositions	(2,371)	(2,616)	245	—	—
Development properties	(3,837)	(3,837)	—	—	—
Other non-same store income, net	(8,324)	(3,081)	—	—	(5,243)
Same store NOI at share for the three months ended December 31, 2022	$277,223	$239,061	$21,521	$16,641	$—

(Decrease) increase in same store NOI at share	$(4,460)	$1,051	$(6,995)	$1,484	$—

% (decrease) increase in same store NOI at share	(1.6)%	0.4%	(32.5)%	8.9%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2023 compared to December 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2023	$287,217	$246,429	$15,511	$18,265	$7,012
Less NOI at share - cash basis from:
Dispositions	31	21	10	—	—
Development properties	(6,073)	(6,073)	—	—	—
Other non-same store income, net	(8,959)	(1,947)	—	—	(7,012)
Same store NOI at share - cash basis for the three months ended December 31, 2023	$272,216	$238,430	$15,521	$18,265	$—

NOI at share - cash basis for the three months ended December 31, 2022	$289,599	$243,712	$23,163	$17,672	$5,052
Less NOI at share - cash basis from:
Dispositions	(2,119)	(2,455)	336	—	—
Development properties	(4,248)	(4,248)	—	—	—
Other non-same store income, net	(8,233)	(3,181)	—	—	(5,052)
Same store NOI at share - cash basis for the three months ended December 31, 2022	$274,999	$233,828	$23,499	$17,672	$—

(Decrease) increase in same store NOI at share - cash basis	$(2,783)	$4,602	$(7,978)	$593	$—

% (decrease) increase in same store NOI at share - cash basis	(1.0)%	2.0%	(34.0)%	3.4%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the year ended December 31, 2023 compared to December 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the year ended December 31, 2023	$1,143,213	$977,569	$61,519	$82,965	$21,160
Less NOI at share from:
Dispositions	(1,270)	(1,556)	286	—	—
Development properties	(26,748)	(26,748)	—	—	—
Other non-same store (income) expense, net	(20,399)	761	—	—	(21,160)
Same store NOI at share for the year ended December 31, 2023	$1,094,796	$950,026	$61,805	$82,965	$—

NOI at share for the year ended December 31, 2022	$1,162,048	$981,508	$96,906	$65,692	$17,942
Less NOI at share from:
Dispositions	(15,205)	(13,158)	(2,047)	—	—
Development properties	(24,088)	(24,088)	—	—	—
Other non-same store income, net	(32,838)	(14,896)	—	—	(17,942)
Same store NOI at share for the year ended December 31, 2022	$1,089,917	$929,366	$94,859	$65,692	$—

Increase (decrease) in same store NOI at share	$4,879	$20,660	$(33,054)	$17,273	$—

% increase (decrease) in same store NOI at share	0.4%	2.2%	(34.8)%	26.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the year ended December 31, 2023 compared to December 31, 2022.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the year ended December 31, 2023	$1,139,836	$969,869	$62,579	$85,819	$21,569
Less NOI at share - cash basis from:
Dispositions	(1,793)	(2,016)	223	—	—
Development properties	(23,661)	(23,661)	—	—	—
Other non-same store income, net	(29,547)	(7,978)	—	—	(21,569)
Same store NOI at share - cash basis for the year ended December 31, 2023	$1,084,835	$936,214	$62,802	$85,819	$—

NOI at share - cash basis for the year ended December 31, 2022	$1,151,068	$962,999	$101,912	$67,813	$18,344
Less NOI at share - cash basis from:
Dispositions	(15,122)	(13,256)	(1,866)	—	—
Development properties	(23,567)	(23,567)	—	—	—
Other non-same store income, net	(33,665)	(15,321)	—	—	(18,344)
Same store NOI at share - cash basis for the year ended December 31, 2022	$1,078,714	$910,855	$100,046	$67,813	$—

Increase (decrease) in same store NOI at share - cash basis	$6,121	$25,359	$(37,244)	$18,006	$—

% increase (decrease) in same store NOI at share - cash basis	0.6%	2.8%	(37.2)%	26.6%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2023 compared to September 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2023	$287,096	$247,575	$14,516	$18,125	$6,880
Less NOI at share from:
Dispositions	31	21	10	—	—
Development properties	(6,884)	(6,884)	—	—	—
Other non-same store income, net	(7,120)	(240)	—	—	(6,880)
Same store NOI at share for the three months ended December 31, 2023	$273,123	$240,472	$14,526	$18,125	$—

NOI at share for the three months ended September 30, 2023	$280,995	$245,634	$15,132	$16,564	$3,665
Less NOI at share from:
Dispositions	(164)	(440)	276	—	—
Development properties	(4,724)	(4,724)	—	—	—
Other non-same store income, net	(4,414)	(749)	—	—	(3,665)
Same store NOI at share for the three months ended September 30, 2023	$271,693	$239,721	$15,408	$16,564	$—

Increase (decrease) in same store NOI at share	$1,430	$751	$(882)	$1,561	$—

% increase (decrease) in same store NOI at share	0.5%	0.3%	(5.7)%	9.4%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 19

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2023 compared to September 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2023	$287,217	$246,429	$15,511	$18,265	$7,012
Less NOI at share - cash basis from:
Dispositions	31	21	10	—	—
Development properties	(6,073)	(6,073)	—	—	—
Other non-same store income, net	(8,599)	(1,587)	—	—	(7,012)
Same store NOI at share - cash basis for the three months ended December 31, 2023	$272,576	$238,790	$15,521	$18,265	$—

NOI at share - cash basis for the three months ended September 30, 2023	$278,015	$240,844	$15,801	$17,552	$3,818
Less NOI at share - cash basis from:
Dispositions	(274)	(487)	213	—	—
Development properties	(4,131)	(4,131)	—	—	—
Other non-same store income, net	(8,019)	(4,201)	—	—	(3,818)
Same store NOI at share - cash basis for the three months ended September 30, 2023	$265,591	$232,025	$16,014	$17,552	$—

Increase (decrease) in same store NOI at share - cash basis	$6,985	$6,765	$(493)	$713	$—

% increase (decrease) in same store NOI at share - cash basis	2.6%	2.9%	(3.1)%	4.1%	0.0%

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